Exhibit 5.1

[Letterhead of Hogan Lovells US LLP]

November 3, 2017

Board of Directors

CBS Corporation

51 West 52nd Street

New York, New York 10019

Ladies and Gentlemen:

We are acting as counsel to CBS Corporation, a Delaware corporation (the “Company”), and to CBS Operations Inc., a Delaware corporation and a wholly owned subsidiary of the Company (the “Guarantor”), in connection with the registration statement on Form S-3 (the “Registration Statement”) filed by the Company and the Guarantor with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), relating to the proposed public offering of an unlimited amount of one or more series of (i) senior debt securities of the Company, (ii) senior subordinated debt securities of the Company (together with the senior debt securities of the Company, the “Debt Securities”), (iii) shares of preferred stock, par value $0.001 per share (the “Preferred Stock”), of the Company, including Preferred Stock that may be issued upon conversion of or exchange for Debt Securities, (iv) shares of the Company’s Class A common stock, par value $0.001 per share (the “Class A Common Stock”), and shares of the Company’s Class B common stock, par value $0.001 per share (the “Class B Common Stock” and together with the Class A Common Stock, the “Common Stock”), including Common Stock that may be issued upon conversion of or exchange for Debt Securities or Preferred Stock, (v) warrants of the Company and, if applicable, the Guarantor to purchase Debt Securities (the “Debt Securities Warrants”), Preferred Stock (the “Preferred Stock Warrants”), Class A Common Stock or Class B Common Stock (the “Common Stock Warrants” and together with the Debt Securities Warrants and the Preferred Stock Warrants, the “Warrants”), and (vi) guarantees that may be issued by the Guarantor relating to Debt Securities or Preferred Stock (the “Guarantees” and together with the Debt Securities, the Preferred Stock, the Common Stock and the Warrants, the “Securities”), all of which may be sold from time to time and on a delayed or continuous basis, as set forth in the prospectus which forms a part of the Registration Statement, and as to be set forth in one or more supplements to the prospectus. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including pdfs). As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

For purposes of this opinion letter, we have assumed that (i) the issuance, sale, amount and terms of any Securities of the Company and the Guarantor to be offered from time to time will have been duly authorized and established by proper action of the board of directors of the Company or the Guarantor, as the case may be, or a duly authorized committee of such board (“Board Action”), consistent with the procedures and terms described in the Registration Statement and in accordance with the certificate of incorporation and bylaws of the Company or the Guarantor, as the case may be, and applicable Delaware corporate law, in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Company or the Guarantor, as applicable, or otherwise impair the legal or binding nature of the obligations represented by the applicable Securities; (ii) at the time of offer, issuance and sale of any Securities, the Registration Statement will be effective under the Act, and no stop order suspending its effectiveness will have been issued and remain in effect; (iii) any senior Debt Securities will be issued pursuant to a senior indenture in the form filed as Exhibit 4.1 to the Registration Statement, as supplemented by the first supplemental indenture filed as Exhibit 4.2 to the Registration Statement (the “Senior Indenture”), and any senior subordinated Debt Securities will be issued pursuant to a senior subordinated indenture substantially in the form filed as Exhibit 4.3 to the Registration Statement, with items shown in such exhibit as subject to completion completed in a satisfactory manner (the “Senior Subordinated Indenture”); (iv) prior to any issuance of Preferred Stock, appropriate certificates of designation will be accepted of record by the Secretary of State of the State of Delaware; (v) any Debt Securities Warrants will be issued pursuant to a debt warrant agreement substantially in the form filed as Exhibit 4.7 to the Registration Statement, with items shown in such exhibit as subject to completion completed in a satisfactory manner (the “Debt Warrant Agreement”); (vi) any Preferred Stock Warrants and any Common Stock Warrants will be issued pursuant to a stock warrant agreement (the “Stock Warrant Agreement”) incorporating provisions substantially in the form of the standard stock warrant agreement provisions filed as Exhibit 4.8 to the Registration Statement; (vii) any Guarantees issued under the Senior Indenture will be issued substantially in the form filed as Exhibit 4.4 to the Registration Statement; (viii) if being sold by the issuer thereof, the Securities will be delivered against payment of valid consideration therefor and in accordance with the terms of the applicable Board Action authorizing such sale and any applicable underwriting agreement or purchase agreement and as contemplated by the Registration Statement and/or the applicable prospectus supplement; (ix) each of the Company and the Guarantor will remain a Delaware corporation; and (x) the Securities will not be issued in violation of the ownership limit contained in the Company’s certificate of incorporation.

To the extent that the obligations of the Company or the Guarantor with respect to the Securities may be dependent upon such matters, we assume for purposes of this opinion letter that the other party under the Senior Indenture, the Senior Subordinated Indenture, the Debt Warrant Agreement and the Stock Warrant Agreement, namely the trustee under the Senior Indenture (the “Senior Trustee”), the trustee under the Senior Subordinated Indenture (the “Senior Subordinated Trustee”), the agent under the Debt Warrant Agreement (the “Debt Warrant Agent”) and the agent under the Stock Warrant Agreement (the “Stock Warrant Agent”), respectively, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party is duly qualified to engage in the activities contemplated by the Senior Indenture, the Senior Subordinated Indenture, the Debt Warrant Agreement or the Stock Warrant Agreement, as applicable; that the Senior Indenture, the Senior Subordinated Indenture, the Debt Warrant Agreement or the Stock Warrant Agreement, as applicable, has been duly authorized, executed and delivered by the other party and constitutes the legal, valid and binding obligation of the other party enforceable against the other party in accordance with its terms; that such other party is in compliance with respect to performance of its obligations under the Senior Indenture, the Senior Subordinated Indenture, the Debt Warrant Agreement or the Stock Warrant Agreement, as applicable, with all applicable laws and regulations; and that such other party has the requisite organizational and legal power and authority to perform its obligations under the Senior Indenture, the Senior Subordinated Indenture, the Debt Warrant Agreement or the Stock Warrant Agreement, as applicable.

This opinion letter is based as to matters of law solely on the applicable provisions of the following, as currently in effect: (i) as to the opinions given in paragraphs (c) and (d), the Delaware General

Corporation Law, as amended; and (ii) as to the opinions given in paragraphs (a), (b), (e), (f), (g), (h) and (i), the laws of the State of New York (but not including any laws, statutes, ordinances, administrative decisions, rules or regulations of any political subdivision below the state level). We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations (and, in particular, we express no opinion as to any effect that such other laws, statutes, ordinances, rules or regulations may have on the opinions expressed herein).

Based upon, subject to and limited by the foregoing, we are of the opinion that:

(a)	The senior Debt Securities (including any senior Debt Securities duly issued upon exercise of Debt Securities Warrants), upon authentication thereof by the Senior Trustee and due execution and delivery thereof on behalf of the Company in accordance with the Senior Indenture and any supplemental indenture or officer’s certificate relating thereto, will constitute valid and binding obligations of the Company.

(b)	The senior subordinated Debt Securities (including any senior subordinated Debt Securities duly issued upon exercise of Debt Securities Warrants), upon due execution and delivery of the Senior Subordinated Indenture on behalf of the Company and the Senior Subordinated Trustee and authentication of the senior subordinated Debt Securities by the Senior Subordinated Trustee, and upon due execution and delivery of the senior subordinated Debt Securities by the Company in accordance with the Senior Subordinated Indenture and any supplemental indenture or officer’s certificate relating thereto, will constitute valid and binding obligations of the Company.

(c)	The shares of Preferred Stock (including any shares of Preferred Stock issued upon conversion of or exchange for Debt Securities or upon exercise of Preferred Stock Warrants and upon receipt by the Company of any additional consideration payable upon such conversion, exchange or exercise), upon due execution and delivery on behalf of the Company of certificates therefor, including global certificates, or the entry of the issuance thereof in the books and records of the Company, as the case may be, will be validly issued, fully paid and nonassessable.

(d)	The shares of Common Stock (including any shares of Common Stock issued upon conversion of or exchange for Debt Securities or Preferred Stock or upon exercise of Common Stock Warrants and upon receipt by the Company of any additional consideration payable upon such conversion, exchange or exercise), upon due execution and delivery on behalf of the Company of certificates therefor, including global certificates, or the entry of the issuance thereof in the books and records of the Company, as the case may be, will be validly issued, fully paid and nonassessable.

(e)	The Debt Securities Warrants, upon due execution and delivery of the Debt Warrant Agreement relating thereto on behalf of the Company and the Debt Warrant Agent named therein and authentication of the Debt Securities Warrants by such Debt Warrant Agent, and upon due execution and delivery of the Debt Securities Warrants on behalf of the Company, will constitute valid and binding obligations of the Company.

(f)	The Preferred Stock Warrants and the Common Stock Warrants, upon due execution and delivery of the Stock Warrant Agreement relating thereto on behalf of the Company and the Stock Warrant Agent named therein, and upon due execution and delivery of the Preferred Stock Warrants and the Common Stock Warrants on behalf of the Company and countersignature of the Preferred Stock Warrants and the Common Stock Warrants by such Stock Warrant Agent, will constitute valid and binding obligations of the Company.

(g)	The Guarantees issued under the Senior Indenture, upon due execution and delivery thereof on behalf of the Guarantor, will constitute valid and binding obligations of the Guarantor.

(h)	The Guarantees issued under the Senior Subordinated Indenture, upon due execution and delivery thereof on behalf of the Guarantor, will constitute valid and binding obligations of the Guarantor.

(i)	The Guarantees relating to Preferred Stock, upon due execution and delivery of the guarantee agreement relating thereto on behalf of the Guarantor and each other party thereto, and upon due execution and delivery of such Guarantees, will constitute valid and binding obligations of the Guarantor.

The opinions expressed in paragraphs (a), (b), (e), (f), (g), (h) and (i) with respect to the valid and binding nature of obligations may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and by the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the Securities are considered in a proceeding in equity or at law).

This opinion letter has been prepared for use in connection with the Registration Statement. We assume no obligation to advise of any changes in the foregoing subsequent to the effective date of the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Act.

Very truly yours,
/s/ HOGAN LOVELLS US LLP

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